Exhibit 10.3
SECOND AMENDMENT
THIS SECOND AMENDMENT is made as of November 22, 2011 by and between Richard Merkin (“Merkin”) and PROSPECT GLOBAL RESOURCES INC., a Nevada corporation (the “Company”). Merkin and the Company are sometimes each referred to herein as a “Party” and collectively as the “Parties.”
WHEREAS, Merkin and the Company have entered into a Note Purchase Agreement dated as of January 24, 2011, which was amended by an Amendment dated as of April 20, 2011 (together, the “Purchase Agreement”);
WHEREAS, the Company has been presented with an opportunity to raise $10,000,000 of additional capital through the issuance of a common stock, warrants and a royalty interest (the “New Financing”), which would be beneficial to the Company and its existing investors, including Merkin; and
WHEREAS, the investors in the New Financing require additional amendments to the Note Purchase Agreement as a condition to their investment in the New Financing.
NOW, THEREFORE, the Parties agree as follows:
1.	The Purchase Agreement is hereby amended by deleting Sections 5.1 and 5.4(i) through (j).

2.	Except for the specific amendments set forth herein, the Purchase Agreement remains in full force and effect.
IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed and delivered as of the date first above written.

PROSPECT GLOBAL RESOURCES INC.	/s/ Richard Merkin Richard Merkin

By:	/s/ Patrick L. Avery
Name: Patrick L. Avery
Title: Chief Executive Officer